Exhibit 99.1

The Wendy’s Company Reports 2012 Third Quarter Results

North America Company-Operated Third Quarter Same-Store Sales Increased 2.7%;

Sixth Consecutive Quarter of Systemwide Same-Store Sales Growth

Company Announces Stockholder Value-Enhancing Initiatives: 100 Percent Increase in

Quarterly Dividend to $0.04 per Share and $100 Million Share Repurchase Program

Company Reiterates 2012 Outlook;

Issues 2013 Preliminary Outlook for Adjusted EBITDA of $350 Million to $360 Million

Image Activation Program on Track

DUBLIN, Ohio (Nov. 8, 2012) – The Wendy’s Company (NASDAQ: WEN) today reported results for the third quarter ended Sept. 30, 2012. Highlights from the quarter included the following:

•	Consolidated revenues were $636.3 million, an increase of 4.1 percent compared to $611.4 million in the third quarter of 2011.

•

Wendy’s® North America Company-operated restaurants generated a same-store sales increase of 2.7 percent. Franchise same-store sales in North America increased 2.9 percent during the quarter. This is the sixth consecutive quarter of positive same-store sales for both Company-operated restaurants and franchisees.

•

Company-operated restaurant margin was 13.9 percent, a 20 basis-point improvement compared to 13.7 percent in the third quarter of 2011. Same-store sales growth drove the margin improvement and offset costs related to the Company’s investments in customer service initiatives and Image Activation.

•

Due in part to a $49.9 million pretax charge related to the early retirement of debt, the Company reported a net loss from continuing operations of $26.7 million. This compares to net income from continuing operations of $2.5 million in the third quarter of 2011. The Company reported a loss per share from continuing operations of $0.07, compared to earnings per share from continuing operations of $0.01 in the third quarter of 2011.

•

Adjusted EBITDA from continuing operations was $84.5 million, compared to $87.0 million in the third quarter of 2011. Third-quarter Adjusted EBITDA includes the negative impact of approximately $4 million from the temporary closure of restaurants for construction and other costs related to the Company’s Image Activation program. The Company expects its fourth-quarter results to benefit from the 47 Image Activation restaurants that reopened late in the third quarter and early in the fourth quarter. Adjusted Earnings Per Share from continuing operations were $0.03, compared to Adjusted Earnings Per Share from continuing operations of $0.05 in last year’s third quarter. See “Disclosure Regarding Non-GAAP Financial Measures” below for a reconciliation of the non-GAAP measures (i.e., Adjusted EBITDA from continuing operations and Adjusted Earnings Per Share from continuing operations) included herein.

“Our top-line momentum continues as we generated our sixth consecutive quarter of same-store sales growth, including a two-year same-store sales increase of 4.5 percent, in the third quarter,” President and Chief Executive Officer Emil Brolick said. “Our focus on operational levers such as menu innovation and improved marketing are reinvigorating the brand.

“We are excited about our progress with Image Activation, which is an important element of our ‘Recipe to Win’ growth strategy,” Brolick said. “Average annualized sales volumes for the restaurants we reimaged during 2011 have increased more than 25 percent, and we remain on track to reimage 50 percent of our Company-operated restaurants by the end of 2015.

“The Board of Directors and management are committed to delivering on our core organic growth strategies and stockholder value-enhancing initiatives,” Brolick continued. “Our stable free cash flow franchise business model and substantial cash position allow us to continue to reinvest in the core business and return capital to stockholders.

“Our anticipated significant free cash flow allows us to double our dividend and provides the Company the ability to sustain it at this higher rate, while also commencing a $100 million share repurchase program. We are confident in our ability to fund the Image Activation program with our excess cash flow and the substantial cash on the balance sheet.

“Our strong financial position and operating cash flow-generating business model is a distinct advantage, and one that we believe positions our stockholders for solid returns over time,” Brolick said.

Board Authorizes a 100 Percent Increase in Quarterly Dividend and a $100 Million Share Repurchase Program

The Company’s Board of Directors authorized a 100 percent increase in the quarterly cash dividend rate from $0.02 to $0.04 per share. The increase will be effective with the next quarterly cash dividend, which is payable Dec. 17 to stockholders of record as of Dec. 3.

The Company also announced that its Board of Directors authorized a new share repurchase program for up to $100 million of the Company’s common stock through Dec. 29, 2013. The common stock repurchase program will allow the Company to make repurchases as market conditions warrant and to the extent legally permissible.

Company Reiterates 2012 Outlook; Issues 2013 Preliminary Outlook and Long-Term Outlook

The Company reiterated its outlook for 2012 and issued its preliminary outlook for 2013 and beyond:

•

For 2012, the Company reiterated its outlook for Adjusted EBITDA from continuing operations in a range of $320 million to $335 million. The Company expects its 2012 fourth-quarter results to benefit from the 47 Image Activation reimaged restaurants that reopened late in the third quarter and early in the fourth quarter. The outlook for Adjusted EBITDA from continuing operations excludes items such as debt extinguishment costs, as well as relocation costs and other transition expenses from the consolidation of the Company’s Atlanta restaurant support center with its Dublin, Ohio restaurant support center, in addition to impairment and other costs related to the closure of underperforming restaurants.

•

For 2013, the Company issued its preliminary outlook for Adjusted EBITDA of $350 million to $360 million. Included in the outlook is the cost of a $10 million incentive program for franchisees to reimage their restaurants in 2013. The Company plans to provide more details regarding the underlying assumptions for this outlook in January 2013.

•

Based upon progress with its “Recipe to Win” strategy, including the success and acceleration of the Image Activation program and positive same-store sales momentum, the Company is targeting long-term Adjusted EBITDA and Adjusted Earnings Per Share growth beyond 2013 in the high single-digit to low double-digit range.

Wendy’s Accelerating Image Activation

The Company is developing three investment tiers for Image Activation to optimize returns, with investment levels ranging from $375,000 to $750,000, excluding maintenance and other costs. The Company is continuously working to further reduce these investment costs. Highlights from Wendy’s Image Activation plans include the following:

•

For 2012, Wendy’s expects to invest $85 million of capital for Image Activation. Wendy’s is on track to reimage 48 existing Company-operated restaurants and open 19 new restaurants, with 16 built with an Image Activation design.

•	Wendy’s first franchise-owned Image Activation restaurant opened during the third quarter of 2012 and is generating strong sales increases.

•	The Company recently introduced an incentive program offering a total of $10 million for franchisees to reimage their restaurants in 2013.

•

For 2013, Wendy’s plans to reimage 100 and build 25 new Company-operated restaurants with Image Activation designs and expects that franchisees will reimage approximately 100 and build 40 new restaurants. As part of its brand transformation, the Company also plans to introduce its new logo across multiple consumer touch points, including advertising and packaging, beginning in March 2013.

Domestic and International Restaurant Portfolio Development

During the third quarter the Wendy’s system opened 25 new restaurants and closed 29 restaurants, including the following:

•	The Company opened two restaurants.

•	Franchisees opened 23 restaurants.

•	The Company closed two underperforming restaurants.

•	Franchisees closed 27 restaurants.

During the first nine months of 2012, the Wendy’s system opened 50 new restaurants and closed 101 restaurants, including the following:

•	The Company opened four restaurants.

•	Franchisees opened 46 restaurants.

•	The Company closed 27 underperforming restaurants.

•	Franchisees closed 74 restaurants.

As previously stated, the Company is working to optimize its system by purchasing select franchise restaurants and by selling restaurants to new and existing franchisees. The Company’s goal is to accelerate the Image Activation program and reduce the total number of Company-operated restaurants over the long term to gain market and cost efficiency. During the third quarter, the Company acquired 24 franchised Wendy’s restaurants in the Albuquerque, N.M. market.

As of the end of the third quarter, Wendy’s and its franchisees were operating 357 restaurants outside of North America. The Company currently has more than 600 International restaurants under development agreements outside of North America. As of Sept. 30, 2012, the Company’s total number of worldwide restaurants was 6,543.

Same-store Sales Reporting Methodology

As previously announced, the Company revised its reporting methodology for same-store sales, beginning with the first quarter of 2012, to more accurately reflect comparable sales performance, including the impact of its new and remodeled restaurants. Using the new methodology, the Company calculates same-store sales beginning after new restaurants have been open for at least 15 continuous months and after remodeled restaurants have been reopened for three continuous months. The calculation of same-store sales previously began after a restaurant had been open for at least 15 continuous months and as of the beginning of the previous fiscal year. The new methodology had virtually no impact on third-quarter 2012 same-store sales or on results reported prior to 2012.

Conference Call and Webcast Scheduled for 10 a.m. Today, Nov. 8

The Company will host a conference call today at 10 a.m. ET, with a simultaneous webcast from the investor relations section of the Company’s website at www.aboutwendys.com. Hosting the call will be President and Chief Executive Officer Emil Brolick, Chief Financial Officer Steve Hare and Chief Communications Officer John Barker. The live conference call will be available at (877) 572- 6014 or, for international callers, at (281) 913-8524. An archived webcast with the accompanying slides will be available on the Company’s website at www.aboutwendys.com.

Forward-Looking Statements

This news release contains certain statements that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of The Wendy’s Company and its subsidiaries (collectively, the “Company”). Those statements, as well as statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements that address future operating, financial or business performance; strategies or expectations; future synergies, efficiencies or overhead savings; anticipated costs or charges; future capitalization; and anticipated financial impacts of recent or pending transactions are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. The Company’s actual results, performance and achievements may differ materially from any future results, performance or achievements expressed in or implied by the forward-looking statements.

For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect future results and could cause those results to differ materially from those expressed in or implied by the forward-looking statements. Such factors, all of which are difficult or impossible to predict accurately, and many of which are beyond the Company’s control, include, but are not limited to:

(1)	changes in the quick-service restaurant industry, such as consumer trends toward value-oriented products and promotions or toward consuming fewer meals away from home;

(2)	prevailing economic, market and business conditions affecting the Company, including competition from other food service providers, high unemployment and decreased consumer spending levels;

(3)	the ability to effectively manage the acquisition and disposition of restaurants;

(4)	cost and availability of capital;

(5)	cost fluctuations associated with food, supplies, energy, fuel, distribution or labor;

(6)	the financial condition of the Company’s franchisees;

(7)	food safety events, including instances of food-borne illness involving the Company or its supply chain;

(8)	conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies, or acts of war or terrorism;

(9)	the availability of suitable locations and terms for the development of new restaurants;

(10)	risks associated with the Image Activation program;

(11)	adoption of new, or changes in, laws, regulations or accounting policies and practices;

(12)	changes in debt, equity and securities markets;

(13)	goodwill and long-lived asset impairments;

(14)	changes in interest rates;

(15)	expenses and liabilities for taxes related to periods up to the date of sale of Arby’s as a result of the indemnification provisions of the Arby’s Purchase and Sale Agreement; and

(16)	other factors cited in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

The Company’s franchisees are independent third parties that the Company does not control. Numerous factors beyond the control of the Company and its franchisees may affect new restaurant openings. Accordingly, there can be no assurance that commitments under development agreements with franchisees will result in new restaurant openings.

The Company currently intends to continue to declare and pay quarterly cash dividends; however, there can be no assurance that any quarterly dividends will be declared or paid in the future or of the amount or timing of such dividends, if any. Future dividend payments, if any, are subject to applicable law, will be made at the discretion of the Board of Directors and will be based on such factors as the Company’s earnings, financial condition and cash requirements and other factors.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or their impact. The Company assumes no obligation to update forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws. The Company does not endorse any projections regarding future performance that may be made by third parties.

Disclosure Regarding Non-GAAP Financial Measures

Adjusted EBITDA from continuing operations and Adjusted Earnings Per Share from continuing operations, which exclude certain expenses, net of certain benefits, detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and competitors, and as internal measures of business operating performance. The Company believes Adjusted EBITDA from continuing operations and Adjusted Earnings Per Share from continuing operations provide a meaningful perspective of the underlying operating performance of the Company’s current business. Adjusted EBITDA from continuing operations and Adjusted Earnings Per Share from continuing operations are not recognized terms under U.S. Generally Accepted Accounting Principles (“GAAP”).

Because all companies do not calculate Adjusted EBITDA from continuing operations and Adjusted Earnings Per Share from continuing operations (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures and should not be considered as alternative measures of income from continuing operations or earnings per share from continuing operations.

Because certain income statement items needed to calculate income from continuing operations vary from quarter to quarter, the Company is unable to provide projections of income from continuing operations or earnings per share from continuing operations, or a reconciliation of projected Adjusted EBITDA from continuing operations to projected income from continuing operations or projected Adjusted Earnings Per Share from continuing operations to projected earnings per share from continuing operations.

The Company’s presentation of Adjusted EBITDA from continuing operations and Adjusted Earnings Per Share from continuing operations does not replace the presentation of the Company’s financial results in accordance with GAAP.

About The Wendy’s Company

The Wendy’s Company is the world’s third-largest quick-service hamburger company. The Wendy’s system includes more than 6,500 franchise and Company-operated restaurants in the United States and 27 countries and U.S. territories worldwide. For more information, visit aboutwendys.com or wendys.com.

Media and Investor Contacts:

John Barker: (614) 764-3044 or john.barker@wendys.com

Dave Poplar: (614) 764-3311 or david.poplar@wendys.com

The Wendy’s Company and Subsidiaries

Consolidated Statements of Operations

Three and Nine Month Periods Ended September 30, 2012 and October 2, 2011

(In Thousands Except Per Share Amounts)

	Three Months		Nine Months
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Revenues:
Sales	$558,335	$534,525	$1,644,380	$1,588,048
Franchise revenues	77,973	76,891	230,983	228,292

	636,308	611,416	1,875,363	1,816,340

Costs and expenses:
Cost of sales	478,425	458,000	1,416,972	1,361,669
General and administrative	72,175	66,006	217,824	215,147
Depreciation and amortization	41,878	30,816	110,136	90,972
Impairment of long-lived assets	—	—	7,781	8,262
Facilities relocation and other transition costs	11,285	—	26,242	—
Transaction related costs	145	23,839	1,319	30,762
Other operating expense, net	1,217	365	4,599	1,687

	605,125	579,026	1,784,873	1,708,499

Operating profit	31,183	32,390	90,490	107,841
Interest expense	(21,566)	(28,384)	(77,803)	(85,915)
Loss on early extinguishment of debt	(49,881)	—	(75,076)	—
Gain on sale of investment, net	—	—	27,407	—
Other income, net	900	304	3,064	894

(Loss) income from continuing operations before income taxes and noncontrolling interests	(39,364)	4,310	(31,918)	22,820
Benefit from (provision for) income taxes	12,672	(1,766)	14,467	(9,198)

(Loss) income from continuing operations	(26,692)	2,544	(17,451)	13,622
Discontinued operations:
Income (loss) from discontinued operations, net of income taxes	784	(1,441)	784	1,118
Loss on disposal of discontinued operations, net of income taxes	(254)	(5,069)	(254)	(8,849)

Net income (loss) from discontinued operations	530	(6,510)	530	(7,731)

Net (loss) income	(26,162)	(3,966)	(16,921)	5,891
Net income attributable to noncontrolling interests	—	—	(2,384)	—

Net (loss) income attributable to The Wendy’s Company	$(26,162)	$(3,966)	$(19,305)	$5,891

Basic and diluted (loss) income per share attributable to The Wendy’s Company:
Continuing operations	$(0.07)	$0.01	$(0.05)	$0.03
Discontinued operations	0.00	(0.02)	0.00	(0.02)
Net (loss) income	$(0.07)	$(0.01)	$(0.05)	$0.01

Number of shares used to calculate basic (loss) income per share	390,406	395,677	390,028	410,624

Number of shares used to calculate diluted (loss) income per share	390,406	397,899	390,028	412,243

	September 30, 2012	January 1, 2012
	(Unaudited)	(Audited)
Balance Sheet Data:
Cash and cash equivalents	$453,592	$475,231
Total assets	4,340,079	4,300,668
Long-term debt, including current portion	1,457,328	1,356,999
Total stockholders’ equity	1,971,744	1,996,069

Reconciliation of Adjusted EBITDA from Continuing Operations to Net (Loss) Income Attributable to The Wendy’s Company

(In Thousands)

(Unaudited)

	Three Months		Nine Months
	2012	2011	2012	2011
Adjusted EBITDA from continuing operations	$84,491	$87,045	$237,445	$250,185
(Less) plus:
Depreciation and amortization	(41,878)	(30,816)	(110,136)	(90,972)
Impairment of long-lived assets	—	—	(7,781)	(8,262)
Costs associated with closed restaurants in other operating expense, net	—	—	(1,477)	—
Facilities relocation and other transition costs	(11,285)	—	(26,242)	—
Transaction related costs	(145)	(23,839)	(1,319)	(30,762)
Arby’s indirect corporate overhead in general and administrative (G&A)	—	—	—	(14,623)
SSG purchasing cooperative expense reversal in G&A	—	—	—	2,275

Operating profit	31,183	32,390	90,490	107,841

Interest expense	(21,566)	(28,384)	(77,803)	(85,915)
Loss on early extinguishment of debt	(49,881)	—	(75,076)	—
Gain on sale of investment, net	—	—	27,407	—
Other income, net	900	304	3,064	894

(Loss) income from continuing operations before income taxes and noncontrolling interests	(39,364)	4,310	(31,918)	22,820
Benefit from (provision for) income taxes	12,672	(1,766)	14,467	(9,198)

(Loss) income from continuing operations	(26,692)	2,544	(17,451)	13,622
Discontinued operations:
Income (loss) from discontinued operations, net of income taxes	784	(1,441)	784	1,118
Loss on disposal of discontinued operations, net of income taxes	(254)	(5,069)	(254)	(8,849)

Net income (loss) from discontinued operations	530	(6,510)	530	(7,731)

Net (loss) income	(26,162)	(3,966)	(16,921)	5,891
Net income attributable to noncontrolling interests	—	—	(2,384)	—

Net (loss) income attributable to The Wendy’s Company	$(26,162)	$(3,966)	$(19,305)	$5,891

Reconciliation of Adjusted Income and Adjusted Earnings per Share from Continuing Operations to Net (Loss) Income and Earnings per Share Attributable to The Wendy’s Company

(In Thousands Except per Share Amounts)

(Unaudited)

	Three Months
	2012		2011
	After tax	Per share (a)	After tax	Per share
Adjusted income and adjusted earnings per share from continuing operations	$11,300	$0.03	$17,563	$0.05

(Less) plus:
Loss on early extinguishment of debt	(30,926)	(0.08)	—	—
Facilities relocation and other transition costs	(6,977)	(0.02)	—	—
Transaction related costs	(89)	(0.00)	(15,019)	(0.04)

Total adjustments	(37,992)	(0.10)	(15,019)	(0.04)

(Loss) income from continuing operations	(26,692)	(0.07)	2,544	0.01
Net income (loss) from discontinued operations	530	0.00	(6,510)	(0.02)

Net loss and loss per share attributable to The Wendy’s Company	$(26,162)	$(0.07)	$(3,966)	$(0.01)

Reported number of shares used to calculate diluted (loss) income per share		390,406		397,899
Plus: Diluted effect of stock options and restricted shares		1,514		—

Adjusted number of shares used to calculate adjusted earnings per share		391,920		397,899

	Nine Months
	2012		2011
	After tax	Per share (a)	After tax	Per share
Adjusted income and adjusted earnings per share from continuing operations	$33,868	$0.09	$45,887	$0.11

(Less) plus:
Loss on early extinguishment of debt	(46,547)	(0.12)	—	—
Gain on sale of investment, net	17,978	0.05	—	—
Impairment of long-lived assets	(4,801)	(0.02)	(5,106)	(0.01)
Costs associated with closed restaurants in other operating expense, net	(911)	(0.00)	—	—
Facilities relocation and other transition costs	(16,223)	(0.04)	—	—
Arby’s indirect corporate overhead in general and administrative (G&A)	—	—	(9,212)	(0.02)
Transaction related costs	(815)	(0.00)	(19,380)	(0.05)
SSG purchasing cooperative expenses in G&A	—	—	1,433	0.00

Total adjustments	(51,319)	(0.13)	(32,265)	(0.08)

(Loss) income from continuing operations	(17,451)	(0.04)	13,622	0.03
Net income (loss) from discontinued operations	530	0.00	(7,731)	(0.02)

Net (loss) income	(16,921)	(0.04)	5,891	0.01
Net income attributable to noncontrolling interests	(2,384)	(0.01)	—	—

Net (loss) income and (loss) earnings per share attributable to The Wendy’s Company	$(19,305)	$(0.05)	$5,891	$0.01

Reported number of shares used to calculate diluted (loss) income per share		390,028		412,243
Plus: Diluted effect of stock options and restricted shares		1,946		—

Adjusted number of shares used to calculate adjusted earnings per share		391,974		412,243

(a)

Adjusted earnings per share amounts for the three and nine months ended September 30, 2012, include the dilutive effect of stock options and restricted shares. The effect of stock options and restricted shares was excluded from the reported number of shares used to calculate basic and diluted loss per share, as the impact would have been anti-dilutive. Included above is a reconciliation of the number of shares used to calculate adjusted earnings per share amounts.